UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

August 6, 2004

Date of Report

SAFLINK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20270	95-4346070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 108th Avenue NE, Suite 2100

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 278-1100

Item 1. Changes in Control of Registrant.

See Item 2 of this current report on Form 8-K.

Item 2. Acquisition or Disposition of Assets.

On August 6, 2004, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of March 22, 2004, by and among SAFLINK Corporation, a Delaware corporation, Spartan Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of SAFLINK, and SSP Solutions, Inc., a Delaware corporation, dba SSP-Litronic, Spartan was merged with and into SSP-Litronic, with SSP-Litronic surviving as a wholly-owned subsidiary of SAFLINK. The effective time of the merger was 5:00 p.m. Eastern time on August 6, 2004, following filing of the certificate of merger with the Secretary of State of the State of Delaware. Pursuant to the terms of the merger agreement, SAFLINK acquired all of the outstanding shares of SSP-Litronic common stock in a stock-for-stock transaction where each outstanding share of SSP-Litronic common stock was converted into the right to receive 0.6 shares of SAFLINK common stock. SAFLINK will issue approximately 40,137,148 shares of its common stock in exchange for the outstanding shares of SSP-Litronic common stock. Immediately following the effective time of the merger, there were 78,449,126 shares of SAFLINK’s common stock outstanding.

Pursuant to the merger agreement, SAFLINK assumed each option, warrant and promissory note exercisable for or convertible into shares of SSP common stock, and those securities are now exercisable for or convertible into shares of SAFLINK common stock, with appropriate adjustments to reflect the merger. As a result of the merger, the former security holders of SSP-Litronic now own approximately 48% of SAFLINK’s common stock and the security holders of SAFLINK immediately prior to the merger now own approximately 52% of SAFLINK’s common stock, calculated on a fully-diluted basis assuming the exercise and conversion of all outstanding options, warrants and promissory notes exercisable for and convertible into shares of SAFLINK common stock.

Immediately following the effective time of the merger, SAFLINK’s board of directors was reconstituted to consist of the following six directors: Glenn L. Argenbright, Gordon E. Fornell, Richard P. Kiphart, Steven M. Oyer, Kris Shah and Marvin J. Winkler. More complete biographical information concerning each of these directors is set forth in SAFLINK’s joint proxy statement/prospectus, filed with the Securities and Exchange Commission on July 6, 2004, under the caption “Management of SAFLINK After the Merger.”

SAFLINK prepared and filed with the Securities and Exchange Commission a registration statement on Form S-4, which became effective on June 28, 2004, with respect to the shares of SAFLINK common stock issued in the merger. In addition, SAFLINK intends to register with the SEC on Form S-8 the shares of SAFLINK common stock issuable upon exercise of the assumed options held by current employees and consultants of SSP-Litronic. SAFLINK also intends to register with the SEC on Form S-3 the resale of the shares of SAFLINK common stock issuable upon exercise or conversion of warrants, promissory notes, and certain other options assumed by SAFLINK in the merger.

On August 9, 2004, SSP-Litronic, a wholly-owned subsidiary of SAFLINK, changed its name to “Litronic, Inc.” following the filing of an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware.

A copy of the press release regarding the completion of the merger is attached as Exhibit 99.1 and is incorporated herein by reference.

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Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of the acquired business required to be filed pursuant to Item 7(a) of Form 8-K have been previously reported (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934) by SAFLINK and have been omitted in reliance upon General Instruction B.3 of Form 8-K.

(b) Pro forma financial information.

The pro forma financial information required to be filed pursuant to Item 7(b) of Form 8-K has been previously reported (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934) by SAFLINK and has been omitted in reliance upon General Instruction B.3 of Form 8-K.

(c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of March 22, 2004, by and among SAFLINK Corporation, Spartan Acquisition Corporation, and SSP Solutions, Inc. (incorporated herein by reference to SAFLINK’s current report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2004)

2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of June 18, 2004, by and among SAFLINK Corporation, Spartan Acquisition Corporation, and SSP Solutions, Inc. (incorporated herein by reference to SAFLINK’s registration statement on Form S-4/A filed with the Securities and Exchange Commission on June 21, 2004)

99.1	Press release, dated August 6, 2004, regarding the completion of the merger between SSP Solutions and Spartan Acquisition Corporation, a wholly-owned subsidiary of SAFLINK

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFLINK Corporation

August 11, 2004	By:	/s/ Glenn Argenbright
Glenn Argenbright President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of March 22, 2004, by and among SAFLINK Corporation, Spartan Acquisition Corporation, and SSP Solutions, Inc. (incorporated herein by reference to SAFLINK’s current report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2004)

2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of June 18, 2004, by and among SAFLINK Corporation, Spartan Acquisition Corporation, and SSP Solutions, Inc. (incorporated herein by reference to SAFLINK’s registration statement on Form S-4/A filed with the Securities and Exchange Commission on June 21, 2004)

99.1	Press release, dated August 6, 2004, regarding the completion of the merger between SSP Solutions and Spartan Acquisition Corporation, a wholly-owned subsidiary of SAFLINK

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